UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO 80014

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2019, we filed a Current Report on Form 8-K to report that we had entered into a share exchange agreement in which we had agreed to acquire the 100% membership interest in Vaxa Global, LLC from Easby Land & Cattle Company, LLC, in exchange for 30,000,000 shares of our common stock and an earn-out arrangement for up to 20,000,000 additional shares of our common stock. Vaxa Global, LLC owns a 100% membership interest in each of Estrak Labs LLC and Gramz Holdings, LLC.

The share exchange agreement provides that the closing of our acquisition of Vaxa Global, LLC would occur on or before April 15, 2019, unless otherwise agreed upon by the parties. On May 30, 2019, we reached an oral agreement with Easby Land & Cattle Company, LLC and Vaxa Global LLC that the closing must occur on or before July 31, 2019, unless otherwise agreed upon by the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: June 3, 2019	By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer